UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2025 (June 3, 2025)

ENERGY FUELS INC.
(Exact name of registrant as specified in its charter)

Ontario	001-36204	98-1067994
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 Union Blvd., Suite 600
 Lakewood, Colorado, United States 80228
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (303) 974-2140

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common shares, no par value	UUUU	NYSE American LLC
	EFR	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

New Technical Report on the Bullfrog Project

On June 3, 2025, Energy Fuels Inc. released an initial assessment for the Bullfrog project (the "Bullfrog Project"), Garfield County, Utah, USA, entitled "Technical Report, Bullfrog Project, Garfield County, Utah, USA," (the "Technical Report"), prepared by qualified persons Stuart Collins, Jeffrey L. Woods, Lee (Pat) Gochnour, Mark B. Mathisen, Grant A. Malensek and Tedros Tefry (each, a "QP" or "SLR QP"). The Technical Report was intended to satisfy the requirements for an initial assessment under Subpart 1300 of Regulation S-K as promulgated by the U.S. Securities and Exchange Commission ("S-K 1300") and a preliminary economic analysis under Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects ("NI 43-101").

The new Technical Report replaces and supersedes the prior S-K 1300 technical report summary and NI 43-101 technical report for the Bullfrog Project, which did not include an economic analysis. The Technical Report includes updated mineral resource estimates, an economic analysis and certain other updates, as discussed below.  For more information, see the Technical Report, which is filed as Exhibit 96.1 to this Form 8-K and incorporated by reference as an exhibit to the Company's Form S-3 registration statements (File Nos. 333-226878 and 333-278193) and any amendments or supplements thereto.

The new Technical Report contains a first-time disclosure of economics and complies with the standards of an Initial Assessment under S-K 1300 and a Preliminary Economic Assessment under NI 43-101. The economic analysis contained in the Technical Report is based, in part, on Inferred Mineral Resources, and is preliminary in nature. Inferred Mineral Resources are considered too geologically speculative to have the economic considerations applied to them that would enable them to be categorized as Mineral Reserves. There is no certainty that economic forecasts on which the Technical Report is based will be realized. It is important to note that, unlike Mineral Reserves, Mineral Resources do not have demonstrated economic viability.

The information below is based on, or extracted from, the new Technical Report. All figures are in U.S. dollars.

Permitting

Permitting of the Bullfrog Property will require approvals from federal, state and local (county) agencies. These approvals include:

  Plan of Operation and reclamation bond from the U.S. Bureau of Land Management ("BLM")
  Notice of Intention and reclamation bond from the Utah Department of Natural Resources, Division of Oil, Gas and Mining ("DOGM")
  Conditional Use Permit from Garfield County
  Various other approvals from state agencies including an air quality permit, ground water and surface water discharge permits, pond construction and operating permits, a septic permit and water right(s).

A Memorandum of Understanding has been developed between the BLM and the DOGM to facilitate a coordinated review and approval process where responsibilities overlap.

Mineral Resource Estimates

Mineral Resources in the Technical Report have been classified in accordance with S-K 1300 definitions, which are consistent with the Canadian Institute of Mining, Metallurgy and Petroleum ("CIM") Definition Standards for Mineral Resources and Mineral Reserves dated May 10, 2014 ("CIM (2014) definitions"), which are incorporated by reference in NI 43-101.

The Mineral Resource estimate was completed using a conventional block modeling approach. The general workflow used by SLR International Corporation ("SLR") included the construction of a geological or stratigraphic model representing the Jurassic Morrison Formation in Seequent's Leapfrog Geo from mapping, drill hole logging, and sampling data, which was used to define discrete domain and surfaces representing the upper and lower zones uranium mineralization contacts of the middle portion of the lower Salt Wash Sandstone Member. The geologic models were then used to constrain resource estimation completed using Seequent's Leapfrog Edge software. The resource estimate used a regularized, unrotated whole block approach, inverse distance cubed methodology, and 1.0 ft, uncapped composites to estimate the equivalent uranium ("eU3O8") grade in a three-pass search approach. Hard boundaries were used with ellipsoidal search ranges, and search ellipse orientation was informed by geology and mineralization wireframing. Density values were assigned based on historical bulk density records.

Estimates were validated using standard industry techniques including statistical comparisons with composite samples and parallel inverse distance squared, ordinary kriging and nearest neighbor estimates, swath plots, and visual reviews in cross section and plan. A visual review comparing blocks to drill holes was completed after the block modeling work was performed to ensure general lithologic and analytical conformance and was peer reviewed prior to finalization.

The following table summarizes the Mineral Resource estimate based on a $90/lb uranium price using a cut-off grade of 0.150% eU3O8, with an effective date of December 31, 2024.

Summary of Mineral Resources - Bullfrog Project - December 31, 2024

Classification	Grade Cut-off (% eU3O8)	Tonnage (Mton)	Grade (% eU3O8)	Contained Metal (Mlb eU3O8)	Basis (%)	Recovery U3O8 (%)
Indicated	0.150	1.74	0.303	10.51	100	95
Inferred	0.150	0.61	0.279	3.42	100	95

Notes:

1. SEC S-K 1300 definitions were followed for all Mineral Resource categories.  These definitions are also consistent with CIM (2014) definitions in NI 43-101.

2. Cut-off grade is 0.150% eU3O8

3. Cut-off grade is calculated using a metal price of $90/lb U3O8.

4. No minimum mining width was used in determining Mineral Resources.

5. Mineral Resources based on a tonnage factory of 15.0 ft3/ton (Bulk density 0.0667 ton/ft3 or 2.13 t/m3).

6. Mineral Resources have not been demonstrated to be economically viable.

7. Metallurgical recovery is 95%.

8. Totals may not add due to rounding.

9. Mineral Resources are 100% attributable to the Company and are in situ.

Economic Analysis

Economic Analysis Including Only Indicated Mineral Resources

The SLR QP undertook an economic analysis that considers only Indicated Mineral Resources, which account for approximately 1.42 million tons, or 80%, of the 1.76 million tons of the total mineral resources.  The Bullfrog Project has no estimated Measured Resource. The SLR QP has determined that a stand-alone economic analysis with only Indicated Mineral Resource tonnage is economic using the assumptions and inputs outlined below at an internal rate of return ("IRR") of approximately 12%. The SLR QP notes that while this economic analysis does not contain Inferred Mineral Resources, Indicated Mineral Resources are not Reserves and do not have demonstrated economic viability. There is no certainty that economic forecasts included in the Technical Report will be realized.

The SLR QP recommends that Energy Fuels Resources (USA) Inc. ("EFR") conduct additional definition drilling of the known mineralized material to convert the Inferred Mineral Resources to Indicated Mineral Resources.

Economic Criteria (Without Inferred)

Revenue

  Total mill feed processed: 1,419 kt
  Average head grade: 0.27% eU3O8
  Average mining rate: 10,000 tons per month mining from underground (120,000 tons per year).
  Cut-off grade of 0.15% applied to diluted stope shapes.
  eU3O8 is sold at 100% payable.
  All prices are in US dollars, the Bullfrog Project is located in Utah, and all products produced are sold domestically.
  Metal Price: US$90/lb eU3O8.
  Net Smelter Return includes refining, transport, and insurance costs.
  Revenue is recognized at the time of production.
  Average mill recovery: 95%
  Total Recovered U3O8: 7,324 llb

Costs

  Pre-production period: four years (Year -4 through Year -1).
  Mine life: 12 years.
  Mine life capital totals $97 million, initial capital totals $55 million, permitting and closure totals $4 million, and sustaining capital totals $38 million.
  Average operating cost over the mine life is $307.63 per ton milled.

Taxation and Royalties

There are no royalties on the Bullfrog production other than the state of Utah has a 2.6% Severance mineral tax. Income tax assumptions include a 21% Federal Income tax rate and a Utah Income tax rate of 4.50%.  Unit of Production ("UoP") depreciation was used along with percentage depletion of 22% versus cost depletion.

Cash Flow Analysis (Without Inferred)

Considering the Bullfrog Project on a stand-alone basis, the undiscounted after-tax cash flow totals $97.6 million over the mine life, and simple payback occurs approximately 5.7 years from start of production. The after-tax net present value ("NPV") at an 8% discount rate is $18.7 million, and the after-tax IRR is 12.4%.

After-Tax Cash Flow Summary (Without Inferred)

Description	US$ million
Realized Market Prices
U3O8 ($/lb)	$90
Payable Metal
U3O8 (klb)	7,324
Total Gross Revenue	659
Mining Cost	(190)
Mill Feed Transport Cost	(42)
Process Cost	(156)
Surface Facility Maintenance Cost	0
G & A Cost	(47)
Product Transport to Market	0
Royalties	0
Severance Tax	(16)
Total Operating Costs	(452)
Operating Margin (EBITDA)	207
Operating Margin %	31%
Corporate Income Tax	(15)
Working Capital*	0
Operating Cash Flow	192
Development Capital	(55)
Exploration	0
Sustaining Capital	(35)
Closure/Reclamation	(4)
Total Capital	(94)

Pre-tax Free Cash Flow	112.7
Pre-tax NPV @ 5%	48.4
Pre-tax NPV @ 8%	25.8
Pre-tax NPV @ 12%	6.4
Pre-tax IRR	13.9%

After-tax Free Cash Flow	97.8
After-tax NPV @ 5%	39.2
After-tax NPV @ 8%	18.8
After-tax NPV @ 12%	1.4
After-tax IRR	12.4%

Notes:

*Includes Working Capital of $24.7 million through first two years of production

Payable U3O8 (Without Inferred)

Sensitivity Analysis

Bullfrog Project risks can be identified in both economic and non-economic terms. Key economic risks were examined by running cash flow sensitivities:

  eU3O8 price
  Mill Recovery
  Head grade
  Operating costs
  Pre-production capital costs
  Mine life

The sensitivity analysis reveals the variations in key economic factors—such as metal prices, operating costs, and recovery rates—that can significantly impact the Bullfrog Project's NPV and IRR. Understanding these sensitivities is crucial for effective risk management and strategic decision-making.

Economic Analysis Including Both Indicated and Inferred Mineral Resources

The alternative economic analysis contained below is based, in part, on Inferred Mineral Resources, and is preliminary in nature. Inferred Mineral Resources are considered too geologically speculative to have the economic considerations applied to them that would enable them to be categorized as Mineral Reserves. There is no certainty that economic forecasts on which the Technical Report is based will be realized.  Inferred Mineral Resource tonnage represents approximately 20% of the Mineral Resources used in this economic analysis within the Technical Report. It is important to note that, unlike Mineral Reserves, Mineral Resources do not have demonstrated economic viability.

The Technical Report Contains an after-tax Cash Flow Projection that has been generated from the Life of Mine ("LOM") production schedule and capital and operating cost estimates. A summary of the key criteria is provided below.

Economic Criteria (With Inferred)

Revenue

  Total mill feed processed: 1,765 kt
  Percent of Inferred Mineral Resource tonnage in LOM: 20%
  Average head grade: 0.28% eU3O8
  Average mining rate: 10,000 tons per month mining from underground (120,000 tons per year).
  Cut-off grade of 0.15% applied to diluted stope shapes.
  eU3O8 is sold at 100% payable.
  All prices are in US dollars, the Bullfrog Project is located in Utah, and all products produced are sold domestically.
  Metal Price: US$90/lb eU3O8.
  Net Smelter Return includes refining, transport, and insurance costs.
  Revenue is recognized at the time of production.
  Average mill recovery: 95%
  Total Recovered U3O8: 9,226 llb

Costs

  Pre-production period: four years (Year -4 through Year -1).
  Mine life: 15 years.
  Mine life capital totals $97 million, initial capital totals $55 million, permitting and closure totals $4 million, and sustaining capital totals $38 million.
  Average operating cost over the mine life is $307.63 per ton milled.

Taxation and Royalties

There are no royalties on the Bullfrog production other than the state of Utah has a 2.6% Severance mineral tax. Income tax assumptions include a 21% Federal Income tax rate and a Utah Income tax rate of 4.50%. UoP depreciation was used along with percentage depletion of 22% versus cost depletion.

Cash Flow Analysis (With Inferred)

Considering the Bullfrog Project on a stand-alone basis, the undiscounted after-tax cash flow totals $147 million over the mine life, and simple payback occurs approximately 5.8 years from start of production. The after-tax NPV at an 8% discount rate is $31 million, and the after-tax IRR is 14%.

The amount of Inferred Mineral Resources included in the Technical Report represents approximately 20% of the total Mineral Resources tons. Inferred Mineral Resources are geologically speculative, and there is no certainty that economic forecasts on which the Technical Report is based will be realized.

After-Tax Cash Flow Summary (With Inferred)

Description	US$ million
Realized Market Prices
U3O8 ($/lb)	$90
Payable Metal
U3O8 (klb)	9,226
Total Gross Revenue	830
Mining Cost	(238)
Mill Feed Transport Cost	(53)
Process Cost	(194)
Surface Facility Maintenance Cost	0
G & A Cost	(58)

Product Transport to Market	0
Royalties	0
Severance Tax	(20)
Total Operating Costs	(563)
Operating Margin (EBITDA)	267
Operating Margin %	32%
Corporate Income Tax	(23)
Working Capital*	0
Operating Cash Flow	245
Development Capital	(55)
Exploration	0
Sustaining Capital	(38)
Closure/Reclamation	(4)
Total Capital	(97)

Pre-tax Free Cash Flow	169.8
Pre-tax NPV @ 5%	72.5
Pre-tax NPV @ 8%	40.5
Pre-tax NPV @ 12%	14.0
Pre-tax IRR	15.6%

After-tax Free Cash Flow	147.6
After-tax NPV @ 5%	59.8
After-tax NPV @ 8%	31.2
After-tax NPV @ 12%	7.6
After-tax IRR	14.0%

Notes:

*Includes Working Capital of $24.7 million through first two years of production

Payable U3O8 (With Inferred)

Sensitivity Analysis

Bullfrog Project risks can be identified in both economic and non-economic terms. Key economic risks were examined by running cash flow sensitivities:

  eU3O8 price
  Mill Recovery
  Head grade
  Operating costs
  Pre-production capital costs
  Mine life

The sensitivity analysis reveals the variations in key economic factors—such as metal prices, operating costs, and recovery rates—that can significantly impact the Bullfrog Project's NPV and IRR. Understanding these sensitivities is crucial for effective risk management and strategic decision-making.

Mining Methods

The Salt Wash Member, which hosts the mineralized horizons, is comprised primarily of sandstones with interbedded shales and mudstones. The Copper Bench and Indian Bench horizons are located in the Upper area of the Salt Wash Member.

It is proposed that the deposit will be developed and mined by two methods: 1) modified room-and-pillar methods using ground support during development to ensure roof stability, especially in weak ground conditions, and 2) drift and fill ("DF") for areas of poor rock quality.

Room-and-pillar mining is a simple, low-capital cost mining method in which mining recoveries of 70% to 90% can be expected, dependent upon the rock strengths and geological structures encountered.  Although pillars are anticipated to remain unmined, even with tight backfilling and artificial support, the method is sufficiently flexible to achieve required production rates, control cut-off grades, and maintain safe working conditions.  The operational sequence must be modified when mining heights are high (>12 ft) since multi-cuts and stacked pillars (low width-to-height ratios) are required and backfilling must be used to ensure pillar stability.  This method becomes a hybrid of the cut-and-fill method in areas where the mineralization is thick (12 ft to 16 ft high), because slender pillars are ineffective for roof support and strong global backfill support must enhance local roof support.

With the wide range of mineralized zone stope thicknesses (from 4 ft to 16 ft) and dips/plunges (from flat to 15°), one of the mining methods selected for the Bullfrog Project for this study is step room and pillar.  Permanent pillars will be left in a pre-designed pattern and cemented rockfill ("CRF") will be placed in mined-out areas as backfill.  This method, recommended for the lower grade mineralized lenses, allows for mobile equipment to be used effectively in the range of dips/plunges encountered at the Bullfrog Project.

DF mining methods are well suited for selective precision mining in variable-grade areas and are quite flexible, resulting in high extraction ratios. The volume of open ground at any one time is small since drifts are mined and immediately backfilled before adjacent drifts are mined. The development can be placed in the mineralized areas, minimizing waste rock. This method is not well suited for high production rates, unless many stopes are simultaneously opened, which requires a laterally extensive mineralized zone. The cost of local support (roof cabling through multi-cuts) is high because all cuts must be fully supported. DF mining is recommended for the higher-grade mineralized lenses at the Bullfrog Project, where maximum recovery is desired. This method is widely used in other mines with similar ground conditions and will result in higher mining recoveries as the need to leave permanent pillars will be significantly reduced. This method, however, requires a high quality, high strength engineered backfill in order to be successful.  For the DF method, a high-strength CRF will be placed in the mined-out areas.

Bulk mining methods were investigated, particularly for the thick (up to 20 ft) zones. One method considered involved mining of the thick zones in staggered primary and secondary panels using engineered cemented backfill. After the evaluation, this method was considered inapplicable due to the weak rock conditions. The low rock strengths and limited stand-up time made this method impractical given the relatively high stope walls, which would be exposed during the benching process.

The minimum thickness used in the development of the Mineral Resource estimate was three feet. The mineralized zones range exceeding thickness of 3 ft to 16 ft, the Deswik.SO used conservative 4 ft height stopes.  Mineralized zones with thicknesses from 3 ft to 8 ft will be mined in one pass. Mineralized zones exceeding 12 ft in thickness will be mined in two sequential overhand cuts with each cut being approximately one-half of the overall zone thickness.

In both the Copper Bench and Indian Bench, the mineralized horizons will be further defined using longhole drills from a dedicated drilling horizon located below the mineralized zones.

The proposed LOM schedule was developed based on initiating development from the production decline located adjacent to the mineralized mining zones. The mining areas in Copper Bench and Indian Bench will be connected by means of a 5,400 ft twin decline haulage way.  The last section of the decline will become a single haulage way.

Secondary development connecting the shaft to the various mineralized zones (including the twin decline) will be driven 10 ft wide by 12 ft high with 10 ft rounds.  Production development connecting the primary development to the mining areas will be individual stopes and will be driven 10 ft wide by 8 ft high with 10 ft rounds.

The mining sequence in each of the eight mining zones is dependent upon the development schedule.  Generally, the extraction schedule is sequenced to prioritize the mining of the largest and highest-grade zones in each section of the mine.  Where mineralized zones are stacked, they will be mined in a top-down sequence.

Stope mining begins approximately four years after the start of construction and the operating mine life spans 15 years. The production rate averages approximately 10,000 short tons per month over the life of the mine, assuming 350 operating days per year.

Depressurization of the three main aquifers in the mine area will be accomplished using 11 depressurization wells and underground longholes that will supply water to a couple of underground pumping stations that will ultimately feed water to the Copper Bench sump pumps located in one of the declines. It has been estimated that the mine will discharge a nominal 20 gpm of water at temperatures between 70°F and 80°F. An additional 100 gpm will be produced by surface wells, resulting in a total discharge rate as high as 150 gpm.

The deposit will be developed and mined based on single-pass ventilation using a series of separate and independent intake and exhaust networks. The design requires a total of 10 ventilation raises and the twin declines.  Intake air will be sourced from the two declines and two of the seven ventilation raises; the fresh air intake raise in Indian Bench will be equipped with emergency evacuation hoisting equipment.  The decline to and along the mineralization is approximately 13,500-ft long.

Key Bullfrog Life of Mine Production Statistics

Area	Heading Dimensions (ft x ft x ft)	Units	Life of Mine Quantity
Development - Primary	12 x 12 x 8	ft 000	27.04
Secondary Development	10 x 12 x 8	ft 000	21.65
Production Development - Stope Access	10 x 8 x 8	ft 000	13.70
Vertical Development - Ventilation Shafts	8-ft dia.	ft 000	8.67
Stope Mineralization Recovered	8 x 10 x 6	000 tons	1,765

Total Waste	8 x 10 x 6	000 tons	679
Total Production		000 tons	2,444
Approximate Backfill Required		%	90%
Preproduction Period		yr	4
Mine Life		yr	12
Total U3O8 Pounds Mined		Mlb	7.7

Notes:

Tables may not add due to rounding.

Recovery Methods

The White Mesa Mill is currently on a reduced operating schedule processing materials as they become available.

The White Mesa Mill uses a Semi Autogenous mill operating in closed circuit with vibratory screens for comminution.  Mill feed is fed to the comminution circuit via front end loader. The nameplate production rate for the circuit is 150 short tons per hour.

The White Mesa Mill uses an atmospheric hot acid leach followed by counter current decantation and a clarifier stage to remove suspended solids.  Clarified pregnant leach solution reports to the solvent extraction ("SX") circuit where uranium and vanadium are extracted from the aqueous solution to an organic phase.  Salt and sulfuric acid are then used to strip the uranium from the organic phase.

After stripping of the uranium from the organic in SX, uranium is precipitated with anhydrous ammonia, dissolved, and re-precipitated to improve product quality.  The resulting precipitate is then washed and dewatered using centrifuges to produce a final U3O8 product called "yellowcake". The yellowcake is dried in a multiple hearth dryer and packaged in drums weighing approximately 800 lb to 1,000 lb for shipping to uranium converters.

Tailings from the acid leach plant are stored in permitted 40 acre tailing cells located in the southwest and southern portion of the mill site.  Spent process solutions are stored in the evaporation cells for reuse with excess solutions allowed to evaporate.

Market Studies and Contracts

Uranium does not trade on the open market, and many of the private sales contracts are not publicly disclosed since buyers and sellers negotiate contracts privately.  Spot prices are generally driven by current inventories and speculative short-term buying. Monthly long-term industry average uranium prices based on the month-end prices are published by Ux Consulting, LLC, and Trade Tech, LLC. An accepted mining industry practice is to use Consensus Forecast Prices obtained by collating commodity price forecasts from credible sources.

Consensus forecasts collected by SLR show long-term averages of approximately $80.00/lb. General industry practice is to use a consensus long-term forecast price for estimating Mineral Reserves, and 10% to 20% higher prices for estimating Mineral Resources.

For Mineral Resource estimation and cash flow projections, the SLR QP selected a U3O8 price of $90.00/lb, on a Cost, Insurance, and Freight basis to customer facility, based on independent forecasts. The SLR QP considers this price to be reasonable and consistent with industry practice based on independent long-term forecasts and a mark-up for use with Mineral Resource estimation.

Currently, EFR has not entered into any long-term agreements for the provision of materials, supplies, or labor for the Bullfrog Project. The construction and operations will require negotiation and execution of a few contracts for the supply of materials, services, and supplies.

Capital and Operating Cost Estimates

LOM Capital Cost Summary

Capital Cost Item	Initial Capital Preproduction Yr-4 to Yr-1 ($ 000)	Sustaining Capital Mine Production Yr1 to Yr15 ($ 000)	LOM Totals ($ 000)
Direct Capital Costs	$36,443	$38,256	$74,698
Other Costs (20% of Direct)	$7,289	0	7,289
Total Direct + Other Costs	$43,731	38,256	$81,988
Contingency (25%)	$10,933		$10,933
Permitting and Closure			4,322
Total Capital Costs	$54,664	$38,256	$97,242

The LOM average operating cost, summarized above, includes mining, general and administration, freight of the product to a point of sale (White Mesa Mill), toll milling costs at White Mesa Mill, and various royalties and severance taxes.  The Bullfrog Project operating costs were estimated in 2023 US dollars basis.

LOM Operating Unit Costs Summary

Unit Operating Cost Summary	Units	LOM Unit Operating Cost
Underground Mining Cost	$/ton milled	$135.05
Milling & Processing	$/ton milled	$110.00
G&A	$/ton milled	$32.733
Transportation (Bullfrog Mine to White Mesa Mill; 127 miles)	$/ton milled	$29.85
Total		$307.63

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
23.1	Consent of Stuart Collins
23.2	Consent of Jeffrey L. Woods
23.3	Consent of Lee (Pat) Gochnour
23.4	Consent of Mark B. Mathisen
23.5	Consent of Grant Malensek
23.6	Consent of Tedros Tesfay
96.1	"Technical Report, Bullfrog Project, Garfield County, Utah, USA" dated May 9, 2025 with an effective date of December 31, 2024 (incorporated by reference to Exhibit 99.1 to the Form 8-K submitted on June 3, 2025)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY FUELS INC.
(Registrant)

June 5, 2025	By: /s/ David C. Frydenlund
David C. Frydenlund
Executive Vice President, Chief Legal Officer and Corporate Secretary